 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K/A
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   July 14, 2008

MEGA MEDIA GROUP, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-28881	88-0403762
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1122 Coney Island Avenue
Brooklyn, NY 11235
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(718) 947-1100
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On July 14, 2008, Mega Media Group, Inc. (the “Company” or the “Seller”) entered into an Asset Purchase Agreement (the “Agreement”) with Dr. Lev Paukman, a director of the Company (the “Buyer”).

Pursuant to the terms of the Agreement, the Seller sold substantially all of the assets and business of its wholly-owned subsidiary, VSE Magazine, to the Buyer.  The Buyer  assumed an advertising credit $109,832 of owed to KSP.  The Buyer  also assumed advertising credits in the magazine from clients that the Company or Echo Broadcasting Group, a wholly-owned subsidiary of the Company, might direct up to the amount of $50,000.  In the event there are no advertising client credits then the buyer will pay the seller $10,000 cash within 90 days of this agreement.

VSE Magazine, Inc. is a Russian language publication currently operating under the trade name “Metpo” that is distributed in the greater New York metro area.

As a result of the Agreement, the Profit Sharing Agreement between the Company and Dr. Lev Paukman dated November 15, 2007 was terminated. The Seller sold, assigned, transfered and conveyed all right, title and interest in and to the Properties to the Buyer free and clear of any liens, charges, security interests, options, encumbrances, mortgages, hypothecations, pledges, restrictions or claims of any kind (“Liens”).  The Seller is  also  fully responsible for and indemnify the Buyer against any and all claims, losses, suits and damages arising out of or relating to any Liens which may arise contrary to the Seller’s representation.

Item 9.01 Financial Statement and Exhibits.

(a) Financial Statements of Business Acquired.

N/A

(b) Pro Forma Financial Information.

N/A

(c) Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated July 14, 2008, between the Company and Dr. Lev Paukman. (Incorporated in the Current Reported Form 8-K dates as of July 18, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MEGA MEDIA GROUP, INC.

Date: September 12, 2008	By:	/s/ Alex Shvarts
Alex Shvarts President and Director